EXHIBIT 23.2

                       INDEPENDENT AUDITOR'S CONSENT



     We consent to the incorporation by reference in this Registration Statement of Magnum Hunter Resources, Inc. on Amendment No. 1 to Form S-3 of our report dated March 28, 2000 appearing in the Annual Report on Form 10-K of Magnum Hunter Resources, Inc. for the year ended December 31, 1999 and to the references to us under the heading "Experts" in the Basic Prospectus and the Sales Agreement Prospectus, which are a part of this Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP


Dallas, Texas
December 15, 2000